                          AGREEMENT AND PLAN OF MERGER


    AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") dated as of ________, 1997 (the "EFFECTIVE DATE") by and between Pacific MultiMedia, Inc., a Washington corporation ("MULTIMEDIA") and Pacific Audio Recordings, Inc., a California corporation ("P.A.R.").

                                   RECITALS

    WHEREAS, MultiMedia and P.A.R. desire to merge; and

    WHEREAS, the boards of directors of MultiMedia and P.A.R. have duly approved the merger of P.A.R. with and into MultiMedia and the consummation of the transactions contemplated hereby, upon the terms and subject to the conditions set forth herein.

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                   THE MERGER

    SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as hereinafter defined), in accordance with the Washington Business Corporation Act, as amended (the "WBCA") and the California Corporations Code, as amended (the "CCC"), P.A.R. shall be merged with and into MultiMedia and the separate existence of P.A.R. shall thereupon cease (the "MERGER"). MultiMedia shall be the surviving corporation in the Merger (hereinafter referred to as the "SURVIVING CORPORATION" or "MULTIMEDIA").

    SECTION 1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective pursuant to Section 23B.01.230 of the WBCA as of the close of business on the date on which the requisite Articles of Merger pursuant to
Section 23B.11.050 of the WBCA and any other documents necessary to effect the Merger in accordance with the WBCA are filed with the Washington Secretary of the State (the "EFFECTIVE TIME"). Upon filing of an Officer's Certificate with the California Secretary of State in accordance with the provisions of Section 1108 of the CCC, the merger shall be effective in California as of the Effective Time.

    SECTION 1.3 EFFECTS OF MERGER. The Merger shall have the effects set forth in Section 23B.11.060 of the WBCA.

                                   ARTICLE II

                           THE SURVIVING CORPORATION


    SECTION 2.1 ARTICLES OF INCORPORATION. At the Effective Time, the Articles of Incorporation of MultiMedia, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until duly amended.

    SECTION 2.2 BYLAWS. At the Effective Time, the Bylaws of MultiMedia, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until duly amended.


    SECTION 2.3 DIRECTORS AND OFFICERS. At and after the Effective Time, the directors and officers of MultiMedia immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, in each case until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Restated Articles of Incorporation and Bylaws.

                                  ARTICLE III

                        CONVERSION OF P.A.R. COMMON SHARES

    SECTION 3.1 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of MultiMedia or P.A.R., each of the issued and outstanding shares of P.A.R. common stock (the "P.A.R. COMMON STOCK") shall be converted into, and MultiMedia shall thereupon issue to each of the shareholders of P.A.R., 6.66667 shares of MultiMedia common stock (the "MULTIMEDIA COMMON STOCK") for every share of P.A.R. Common Stock held by each shareholder. On the Effective Date, the shareholders shall surrender their certificate(s) representing a total of 60,000 shares of P.A.R. Common Stock to MultiMedia or a designated exchange agent together with such duly executed documentation as may be reasonably required by MultiMedia or the exchange agent to effect a transfer of such shares, and upon such surrender MultiMedia shall issue a total of 400,000 shares of MultiMedia Common Stock represented by certificates in the name of each respective shareholder. The shares of MultiMedia Common Stock into which the shares of P.A.R. Common Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

    SECTION 3.2 CLOSING OF TRANSFER BOOKS. From and after the Effective Time, the stock transfer books of P.A.R. (but not of MultiMedia) shall be closed and no transfer of shares of P.A.R. Common Stock shall thereafter be made except in accordance with this Article III.

                                  ARTICLE IV

                                 MISCELLANEOUS

    SECTION 4.1 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    SECTION 4.2 NOTICES. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed duly given upon
(a) transmitter's confirmation of a receipt of a facsimile transmission,
(b) confirmed delivery by a standard overnight carrier or by hand delivery or
(c) the expiration of five (5) business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the addresses if by each party.

    SECTION 4.3 CHOICE OF LAW This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Washington (without giving effect to the provisions thereof relating to conflicts of law).

    SECTION 4.4 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    SECTION 4.5 INTEGRATION. This Agreement (including the documents and instruments referred to herein): (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; and (ii) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto.

    SECTION 4.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    SECTION 4.7 PARTIES IN INTEREST. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    SECTION 4.8 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    IN WITNESS WHEREOF, MultiMedia and P.A.R. have each caused this Agreement to be signed, where applicable by their respective officers thereunto duly authorized, as of the date first set forth above.


PACIFIC AUDIO RECORDINGS, INC.              PACIFIC MULTIMEDIA, INC.


By _______________________________          By _______________________________

Its ______________________________          Its_______________________________